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                                                                   EXHIBIT 23.5

                                                 Peter L. Clark (Toronto Office)
                                                                  (416) 360-3543


                              November 26, 1996


BY FACSIMILE

Source Media, Inc.
8140 Walnut Hill Lane
Suite 1000
Dallas, Texas 75231
U.S.A.

c/o Bowne of Dallas (Facsimile (214) 651-1051)

Attention:  Maryann Walsh

Dear Sirs/Madame:

        We have reviewed the "Canadian Federal Income Tax Considerations for Exchangeable Shareholders" section of the Registration Statement on Form S-1 of Source Media, Inc. to be filed on or about November 26, 1996.

        We consent to our firm being referred to under the headings "Legal Opinions" and "Canadian Federal Income Tax Considerations for Exchangeable Shareholders" in the Prospectus that is a part of the Registration Statement, relating to the Canadian Federal Income Tax Considerations for Exchangeable Shareholders.

        Holders of Exchangeable Shares or acquirors of Source Common Shares should not rely on Heenan Blaikie with respect to any other matters.

                                        Yours truly,


                                        HEENAN BLAIKIE

                                        /s/ PETER L. CLARK

                                        Peter L. Clark

PLC/mvp